[SPECIMEN UNIT CERTIFICATE]

NUMBER U-	UNITS
SEE REVERSE FOR
CERTAIN DEFINITIONS
LIBERTY LANE ACQUISITION CORP.
CUSIP:
UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND
ONE-HALF OF ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK
     THIS CERTIFIES THAT                                                              is the owner of                     Units.
     Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.001 per share (the “Common Stock”), of Liberty Lane Acquisition Corp., a Delaware corporation (the “Corporation”), and one-half (1/2) of one warrant (the “Warrant”). Each whole Warrant entitles the holder to purchase one (1) share of Common Stock for $7.50 per share (subject to adjustment pursuant to the Warrant Agreement, as described below). The Warrant will become exercisable (only in increments of one whole Warrant) on the later of (i) the completion of a Business Combination (as such term is defined in the Amended and Restated Certificate of Incorporation of the Corporation), and (ii)          , 2009 [one year after the effective date of the registration statement relating to the initial public offering of the Units] , and will expire unless exercised before 5:00 p.m., New York City time, on           , 2013 [five years after the effective date of the registration statement relating to the initial public offering of the Units] , or earlier upon redemption (the “Expiration Date”). The Common Stock and one-half of one Warrant comprising the Units represented by this certificate are not transferable separately prior to           , 2008 [the thirty-fifth day after the effective date of the registration statement relating to the initial public offering of the Units], unless Goldman, Sachs & Co. determines that an earlier date is acceptable, provided that in no event may the Common Stock and Warrants be traded separately until the Corporation has filed with the Securities and Exchange Commission a Current Report on Form 8-K which includes an audited balance sheet reflecting its receipt of the gross proceeds of the initial public offering of the Units and has issued a press release announcing when such separate trading will begin. Warrants may be exercised only in increments of one whole warrant, and when the warrants begin separate trading they may be separated and traded only in increments of one whole warrant. The terms of the Warrants are governed by a Warrant Agreement, dated as of           , 2008, between the Corporation and American Stock Transfer & Trust Company (the “Warrant Agent”) as may be amended, restated or supplemented from time to time and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. The terms of the Common Stock are governed by the Amended and Restated Certificate of Incorporation of the Corporation. This Unit Certificate shall be governed in accordance with the laws of the State of Delaware. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, New York, New York 10038 and the Amended and Restated Certificate of Incorporation are on file at the office of the Corporation at One Liberty Lane, Hampton, New Hampshire 03842, copies of each are available to any holder on written request and without cost.
     This certificate is not valid unless countersigned by the Transfer Agent, Registrar and Warrant Agent of the Corporation.
     Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.
LIBERTY LANE ACQUISITION CORP.
CORPORATE
DELAWARE
SEAL
2008

By:

	President	Secretary

Countersigned By:

Transfer Agent, Registrar and Warrant Agent

LIBERTY LANE ACQUISITION CORP.
The Corporation will furnish without charge to each unit holder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT MIN ACT —	Custodian

TEN ENT—	as tenants by the entireties		(Cust) (Minor)

JT TEN —	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)
     Additional abbreviations may also be used though not in the above list.
     FOR VALUE RECEIVED,                                                              HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO
(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                UNITS REPRESENTED BY THE WITHIN CERTIFICATE, AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                                                              ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17Ad-15).